May 9, 2024

Array Technologies, Inc. Reports Financial Results for the First Quarter 2024 – Achieves record gross margin and $2.1 billion of executed contracts and awarded orders

First Quarter 2024 Highlights
•Revenue of $153.4 million
•Gross Margin of 35.9%
•Adjusted gross margin of 38.3%(1)
•Net loss to common shareholders of $11.3 million
•Adjusted EBITDA(1) of $26.2 million
•Basic and diluted net loss per share of $0.07
•Adjusted diluted net income per share(1) of $0.06

ALBUQUERQUE, NM — (GLOBE NEWSWIRE) — Array Technologies (NASDAQ: ARRY) (“Array” or “the Company”), a leading provider of tracker solutions and services for utility-scale solar energy projects, today announced financial results for its first quarter ended March 31, 2024.

“We started 2024 off strong as the momentum observed in the fourth quarter of 2023 continued into the new year with approximately $400 million of bookings in the first quarter, demonstrating continued strong global demand for our products and services. Over the last four quarters we have cumulatively booked $1.8 billion of new business and our orderbook now stands at approximately $2.1 billion,” said Kevin Hostetler, Chief Executive Officer. “In the first quarter we achieved revenue of $153 million, which was slightly ahead of the expectations signaled on our last earnings call. Notably, we delivered record adjusted gross margin of 38.3% (1), which was a result of the realization of 45X benefits associated with our torque tube, a one-time $4.0 million benefit from a supplier settlement, and our structural cost enhancements. Excluding the one-time supplier settlement item and 45X benefits, our core adjusted gross margin was in the mid-twenties as a percent of sales, and consistent with our long-term targets. Finally, we had robust free cash flow performance of $45.1(1) million reflecting strong collections and increasing customer deposits.”

Mr. Hostetler concluded, “We’re incredibly pleased with the customer engagement and positive response to our enhanced product offerings, including our recently launched Hail Alert Response software. We remain committed to the execution of our strategic priorities and continue to relentlessly focus on our customers’ needs while delivering best-in-class solutions for the solar industry.”

Executed Contracts and Awarded Orders
Total executed contracts and awarded orders at March 31, 2024 were $2.1 billion.

Reaffirming Full Year 2024 Guidance
For the year ending December 31, 2024, the company expects:

•Revenue to be in the range of $1,250 million to $1,400 million
•Adjusted EBITDA(2) to be in the range of $285 million to $315 million
•Adjusted net income per share(2) to be in the range of $1.00 to $1.15

We continue to expect relatively flat volume on a full-year basis in 2024 with declining ASP’s when compared to 2023. Based on expected project timing, our revenue guidance is skewed towards the back half of 2024, and we continue to engage with our customers to assess all factors that could impact timelines. For the second quarter specifically, we expect revenue between $225 to $235 million. Finally, we still anticipate gross margin in the low-thirties percent of sales for the year, driven by our structural cost enhancements and the realization of certain 45X benefits.

Conference Call Information
Array management will host a conference call today at 5:00 p.m. Eastern Time to discuss the Company’s financial results.
The conference call can be accessed live over the phone by dialing (877)-869-3847 (domestic) or (201)-689-8261 (international). A telephonic replay will be available approximately three hours after the call by dialing (877)-660-6853, or for international callers, (201)-612-7415. The passcode for the live call and the replay is 13745730. The replay will be available until 11:59 p.m. (ET) on May 23, 2024.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at http://ir.arraytechinc.com. The online replay will be available for 30 days on the same website immediately following the call.

To learn more about Array Technologies, please visit the company's website at http://ir.arraytechinc.com.

About Array Technologies, Inc.
Array Technologies (NASDAQ: ARRY) is a leading American company and global provider of utility-scale solar tracker technology. Engineered to withstand the harshest conditions on the planet, Array’s high-quality solar trackers and sophisticated software maximize energy production, accelerating the adoption of cost-effective and sustainable energy. Founded and headquartered in the United States, Array relies on its diversified global supply chain and customer-centric approach to deliver, commission and support solar energy developments around the world, lighting the way to a brighter, smarter future for clean energy. For more news and information on Array, please visit arraytechinc.com.

Investor Relations Contact:
Array Technologies, Inc.
Investor Relations
505-437-0010
investors@arraytechinc.com

Forward-Looking Statements
This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our projected future results of operations, sales volume, and industry and regulatory environment. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” "seek," “should,” “will,” “would” or similar expressions and the negatives of those terms.

Array’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and other factors, including without limitation: changes in growth or rate of growth in demand for solar energy projects; competitive pressures within our industry; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment; a drop in the price of electricity derived from the utility grid or from alternative energy sources; a failure to maintain effective internal controls over financial reporting; a further increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets, which could make it difficult for customers to finance the cost of a solar energy system; electric utility industry policies and regulations, and any subsequent changes, may present technical, regulatory and economic barriers to the purchase and use of solar energy systems, which may significantly reduce demand for our products or harm our ability to compete; the interruption of the flow of materials from international vendors, which could disrupt our supply chain, including as a result of the imposition of additional duties, tariffs and other charges or restrictions on imports and exports; geopolitical, macroeconomic and other market conditions unrelated to our operating performance including the military conflict in Ukraine and Russia, the Israel-Hamas war, attacks on shipping in the Red Sea and rising inflation and interest rates; changes in the global trade environment, including the imposition of import tariffs or other import restrictions; our ability to convert our orders in backlog into revenue; fluctuations in our results of operations across fiscal periods, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations; the reduction, elimination or expiration, or our failure to optimize the benefits of government incentives for, or regulations mandating the use of, renewable energy and solar energy, particularly in relation to our competitors; failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary right; significant changes in the cost of raw materials; defects or performance problems in our products, which could result in loss of customers, reputational damage and decreased revenue; delays, disruptions or quality control problems in our product development operations; our ability to obtain key personnel or failure to attract additional qualified personnel; additional business, financial, regulatory and competitive risks due to our continued planned expansion into new markets; cybersecurity or other data incidents, including unauthorized disclosure of personal or sensitive data or theft of confidential information; failure to implement and maintain effective internal controls over financial reporting; risks related to actual or threatened public health epidemics, pandemics, outbreaks or crises, such as the COVID-19 pandemic, which could have a material and adverse effect on our business, results of operations and financial condition; changes to tax laws and regulations that are applied adversely to us or our customers, which could materially adversely affect our business, financial condition, results of operations and prospects, including our ability to optimize those changes brought about by the passage of the Inflation Reduction Act; and the other risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the SEC, each of which can be found on our website, www.arraytechinc.com.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Information
This press release includes certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted gross profit, Adjusted EBITDA, Adjusted net income, Adjusted net income per share, and Free cash flow. We define Adjusted gross profit as gross profit plus (i) developed technology amortization and (ii) other costs. We define Adjusted EBITDA as net income (loss) plus (i) other (income) expense, (ii) foreign currency transaction (gain) loss, (iii) preferred dividends and accretion, (iv) interest expense, (v) income tax (benefit) expense, (vi) depreciation expense, (vii) amortization of intangibles, (viii) amortization of developed technology, (ix) equity-based compensation, (x) change in fair value of contingent consideration, (xi) certain legal expenses, (xii) certain acquisition costs, and (xiii) other costs. We define Adjusted net income as net income (loss) plus (i) amortization of intangibles, (ii) amortization of developed technology, (iii) amortization of debt discount and issuance costs (iv) preferred accretion, (v) equity-based compensation, (vi) change in fair value of derivative assets, (vii) change in fair value of contingent consideration, (viii) certain legal expenses, (ix) certain acquisition related costs, (x) other costs, and (xi) income tax (benefit) expense of adjustments. We define Free cash flow as Cash provided by (used in) operating activities less purchase of property, plant and equipment. A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included within this presentation. We calculate net income (loss) per share as net income (loss) to common shareholders divided by the basic and diluted weighted average number of shares outstanding for the applicable period and we define Adjusted net income per share as Adjusted net income (as detailed above) divided by the basic and diluted weighted average number of shares outstanding for the applicable period.

We believe that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing the Company’s performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled non-GAAP measures used by other companies.

Among other limitations, Adjusted gross profit, Adjusted EBITDA and Adjusted net income do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; do not reflect income tax expense or benefit; and other companies in our industry may calculate Adjusted gross profit, Adjusted EBITDA and Adjusted net income differently than we do, which limits their usefulness as comparative measures. Because of these limitations, Adjusted gross profit, Adjusted EBITDA and adjusted net income should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted gross profit, Adjusted EBITDA and Adjusted net income on a supplemental basis. You should review the reconciliation of gross profit to Adjusted gross profit and net income (loss) to Adjusted EBITDA and Adjusted net income below and not rely on any single financial measure to evaluate our business.

(1) A reconciliation of the most comparable GAAP measure to its Non-GAAP measure is included below.
(2) A reconciliation of projected Adjusted gross margin, Adjusted EBITDA and Adjusted net income per share, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, revaluation of the fair-value of our contingent consideration, and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA and Adjusted net income per share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. As such, for our 2024 outlook, we have not included estimates for these items and are unable to address the probable significance of the unavailable information, which could be material to future results.

Array Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets (unaudited)
(in thousands, except per share and share amounts)

	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$287,620	$249,080
Accounts receivable, net of allowance of $4,614 and $3,824, respectively	229,224	332,152
Inventories	178,695	161,964
Prepaid expenses and other	78,884	89,085
Total current assets	774,423	832,281

Property, plant and equipment, net	26,689	27,893
Goodwill	425,414	435,591
Other intangible assets, net	339,177	354,389
Deferred income tax assets	13,854	15,870
Other assets	49,726	40,717
Total assets	$1,629,283	$1,706,741

LIABILITIES, REDEEMABLE PERPETUAL PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$93,404	$119,498
Accrued expenses and other	34,449	70,211
Accrued warranty reserve	2,279	2,790
Income tax payable	7,030	5,754
Deferred revenue	86,558	66,488
Current portion of contingent consideration	1,888	1,427
Current portion of debt	22,496	21,472
Other current liabilities	35,558	48,051
Total current liabilities	283,662	335,691

Deferred income tax liabilities	62,880	66,858
Contingent consideration, net of current portion	6,313	8,936
Other long-term liabilities	19,260	20,428
Long-term warranty	3,474	3,372
Long-term debt, net of current portion	657,708	660,948
Total liabilities	1,033,297	1,096,233

Commitments and contingencies (Note 11)

Series A Redeemable Perpetual Preferred Stock of $0.001 par value; 500,000 authorized; 439,596 and 432,759 shares issued as of March 31, 2024 and December 31, 2023, respectively; liquidation preference of $493.1 million at both dates	364,762	351,260

Stockholders’ equity

Array Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets (unaudited)
(in thousands, except per share and share amounts)

	March 31, 2024	December 31, 2023
Preferred stock of $0.001 par value - 4,500,000 shares authorized; none issued at respective dates	—	—
Common stock of $0.001 par value - 1,000,000,000 shares authorized; 151,726,568 and 151,242,120 shares issued at respective dates	151	151
Additional paid-in capital	333,570	344,517
Accumulated deficit	(128,065)	(130,230)
Accumulated other comprehensive income	25,568	44,810
Total stockholders’ equity	231,224	259,248
Total liabilities, redeemable perpetual preferred stock and stockholders’ equity	$1,629,283	$1,706,741

Array Technologies, Inc. and Subsidiaries
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2024	2023
Revenue	$153,403	$376,773
Cost of revenue
Cost of product and service revenue	94,674	275,594
Amortization of developed technology	3,639	3,639
Total cost of revenue	98,313	279,233
Gross profit	55,090	97,540

Operating expenses
General and administrative	37,784	38,142
Change in fair value of contingent consideration	(735)	1,338
Depreciation and amortization	9,627	10,602
Total operating expenses	46,676	50,082

Income from operations	8,414	47,458

Other income, net	814	194
Interest income	3,680	1,231
Foreign currency loss	(499)	(194)
Interest expense	(8,940)	(10,731)
Total other expense, net	(4,945)	(9,500)

Income before income tax expense	3,469	37,958
Income tax expense	1,304	8,323
Net income	2,165	29,635
Preferred dividends and accretion	13,502	12,484
Net (loss) income to common shareholders	$(11,337)	$17,151

(Loss) income per common share
Basic	$(0.07)	$0.11
Diluted	$(0.07)	$0.11
Weighted average number of common shares outstanding
Basic	151,351	150,607
Diluted	151,351	151,795

Array Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net income	$2,165	$29,635
Adjustments to net (loss) income:
Provision for bad debts	896	233
Deferred tax (benefit) expense	(13)	3,002
Depreciation and amortization	10,125	10,894
Amortization of developed technology	3,639	3,639
Amortization of debt discount and issuance costs	1,553	2,826
Equity-based compensation	3,926	3,366
Contingent consideration gain	(735)	1,338
Warranty provision	(1,138)	436
Write-down of inventories	600	1,847
Changes in operating assets and liabilities, net of business acquisition:
Accounts receivable	95,990	6,238
Inventories	(11,542)	(23,312)
Income tax receivables	2	369
Prepaid expenses and other	(2,219)	(6,947)
Accounts payable	(23,891)	30,155
Accrued expenses and other	(50,569)	3,900
Income tax payable	935	4,952
Lease liabilities	(2,472)	824
Deferred revenue	20,250	(27,579)
Net cash provided by operating activities	47,502	45,816
Investing activities
Purchase of property, plant and equipment	(2,396)	(3,883)
Retirement/disposal of property, plant and equipment	10	—
Net cash used in investing activities	(2,386)	(3,883)
Financing activities
Series A equity issuance costs	—	(750)
Tax withholding related to vesting of equity-based compensation	(580)	—
Proceeds from issuance of other debt	2,283	6,469
Principal payments on other debt	(3,781)	(17,206)
Principal payments on term loan facility	(1,070)	(11,075)
Contingent consideration payments	(1,427)	(1,200)
Net cash used in financing activities	(4,575)	(23,762)
Effect of exchange rate changes on cash and cash equivalent balances	(2,001)	(4,316)
Net change in cash and cash equivalents	38,540	13,855

Array Technologies, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (unaudited) (continued)
(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash and cash equivalents, beginning of period	249,080	133,901
Cash and cash equivalents, end of period	$287,620	$147,756

Supplemental cash flow information
Cash paid for interest	$11,300	$7,980
Cash paid for income taxes (net of refunds)	$402	$2,522

Non-cash investing and financing activities
Dividends accrued on Series A Preferred	$6,837	$6,350

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
The following table reconciles Gross profit to Adjusted gross profit:

	Three Months Ended March 31,
	2024	2023
Revenue	153,403	376,773
Cost of revenue	98,313	279,233
Gross profit	55,090	97,540
Amortization of developed technology	3,639	3,639
Adjusted gross profit	58,729	101,179
Adjusted gross margin	38.3%	26.9%

The following table reconciles net income (loss) to Adjusted EBITDA:

	Three Months Ended March 31,
	2024	2023
Net income	$2,165	$29,635
Preferred dividends and accretion	13,502	12,484
Net (loss) income to common shareholders	$(11,337)	$17,151
Other expense, net	(4,494)	(1,425)
Foreign currency loss	499	194
Preferred dividends and accretion	13,502	12,484
Interest expense	8,940	10,731
Income tax expense	1,304	8,323
Depreciation expense	883	612
Amortization of intangibles	9,254	10,282
Amortization of developed technology	3,639	3,639
Equity-based compensation	4,020	3,340
Change in fair value of contingent consideration	(735)	1,338
Certain legal expenses (a)	730	303
Other costs (b)	42	—
Adjusted EBITDA	$26,247	$66,972

(a) Represents certain legal fees and other related costs associated with (i) action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets for which a judgement has been entered in our favor, (ii) actions filed against the company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933, which litigation was dismissed with prejudice by the Court on May 19, 2023, and (iii) other litigation. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.
(b) For the three months ended March 31, 2024, other costs represent costs related to Capped-Call treatment evaluation for prior year.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)

The following table reconciles net income (loss) to Adjusted net income:

	Three Months Ended March 31,
	2024	2023
Net income	$2,165	$29,635
Preferred dividends and accretion	13,502	12,484
Net (loss) income to common shareholders	$(11,337)	$17,151
Amortization of intangibles	9,254	10,282
Amortization of developed technology	3,639	3,639
Amortization of debt discount and issuance costs	1,552	2,826
Preferred accretion	6,665	6,135
Equity based compensation	4,020	3,340
Change in fair value of contingent consideration	(735)	1,338
Certain legal expenses (a)	730	303
Other costs(b)	42	—
Income tax expense of adjustments(c)	(4,852)	(5,451)
Adjusted net income	$8,978	$39,563

(Loss) income per common share
Basic	$(0.07)	$0.11
Diluted	$(0.07)	$0.11
Weighted average number of common shares outstanding
Basic	151,351	150,607
Diluted	151,351	151,795
Adjusted net income per common share
Basic	$0.06	$0.26
Diluted	$0.06	$0.26
Weighted average number of common shares outstanding
Basic	151,351	150,607
Diluted	152,243	151,795

(a) Represents certain legal fees and other related costs associated with (i) action against a competitor in connection with violation of a non-competition agreement and misappropriation of trade secrets for which a judgement has been entered in our favor, (ii) actions filed against the company and certain officers and directors alleging violations of the Securities Exchange Acts of 1934 and 1933, and (iii) other litigation/settlements. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.

(b) For the three months ended March 31, 2024, other costs represent costs related to Capped-Call treatment evaluation for prior year.

(c) Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
The following table reconciles new cash provided by operating activities to Free cash flow:

	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities	47,502	45,816
Purchase of property, plant and equipment	(2,396)	(3,883)
Free cash flow	45,106	41,933